UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) June 28, 2007

K-SWISS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18490	95-4265988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31248 Oak Crest Drive, Westlake Village, CA	91361
(Address of principal executive offices)	(Zip code)

818-706-5100

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 28, 2007, the Company entered into an Amendment to its Loan Agreement (the “Loan Agreement”) with Bank of America, N.A. (the “Bank”). The Amendment extends the Loan Agreement between the Company and the Bank dated as of June 1, 2005 which expires by its terms on July 1, 2007. The terms of the Amendment are substantially similar to the Loan Agreement. Pursuant to the Amendment, the Bank has agreed to make available to the Company, beginning on June 28, 2007, a revolving line of credit in the amount of $15 million at an interest rate of the Bank’s prime rate minus 0.75%. The Company may elect an optional interest rate in lieu of the aforementioned rate under the conditions set forth in the Loan Agreement. The Amendment expires by its terms on July 1, 2010 (the “Termination Date”). Prior to the Termination Date, the Company may repay principal amounts due and reborrow them. The Amendment to the Loan Agreement dated June 28, 2007 is attached as Exhibit 10.1 to this report and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Amendment No. 2 to Loan Agreement dated June 28, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

K-Swiss Inc.

Date: June 28, 2007	By:	/s/ GEORGE POWLICK
George Powlick,
Vice President Finance, Chief Operating Officer, Chief Financial Officer and Director

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EXHIBIT INDEX

Exhibit	Description
10.1	Amendment No. 2 to Loan Agreement dated June 28, 2007.

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